                                                                      EXHIBIT 16


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]





April 3, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Tatham Offshore, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 28, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP